Exhibit 26(e)(ii)

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Transamerica Life Insurance Company Home Office: 4333 Edgewood Road NE Cedar Rapids, IA 52499	Application Supplement Variable Universal Life Insurance APE 1-102

Proposed Insured:

Additional Proposed Insured:

Application Date:	Plan Applied For:

1 Premium Allocation

You may allocate your net premiums among the investment options indicated below. All allocation percentages must be in whole numbers and must total 100%. The Company may limit the number of sub-accounts of the separate account to which you may allocate your net premiums.

Premium Allocation Percentage:	Investment Options:	Premium Allocation Percentage:	Investment Options:
%	Alger American Income & Growth	%	TA Asset Allocation - Moderate Growth VP
%	AllianceBernstein VPS Growth and Income	%	TA Asset Allocation - Moderate VP
%	AllianceBernstein VPS Large Cap Growth	%	TA BlackRock Large Cap Value VP
%	Dreyfus IP MidCap Stock Portfolio	%	TA Capital Guardian Global VP
%	Dreyfus Socially Responsible Growth	%	TA Capital Guardian Value VP
%	Dreyfus VIF - Appreciation Portfolio	%	TA Clarion Global Real Estate Sec VP
%	Dreyfus VIF - Develop Leaders Portfolio	%	TA Federated Market Opportunity VP
%	Fidelity VIP Contrafund® Portfolio SC2%		TA Marsico Growth VP
%	Fidelity VIP Equity-Income Portfolio SC2%		TA PIMCO Total Return VP
%	Fidelity VIP Index 500 Portfolio SC2%		TA Third Avenue Value VP
%	Franklin Small Cap Value Securities Fund	%	TA Van Kampen Mid-Cap Growth VP
%	Franklin Small-Midcap Growth Secs Fund	%	Transamerica Convertible Securities VP
%	Janus Aspen Series Balanced	%	Transamerica Equity VP
%	Janus Aspen Series Worldwide Growth	%	Transamerica Growth Opportunities VP
%	MFS® Growth Series	%	Transamerica Money Market VP
%	MFS® Investors Trust Series	%	Transamerica Science & Technology VP
%	MFS® Research Series	%	Transamerica Templeton Global VP
%	PIMCO VIT Real Return - Admin	%	Transamerica U.S. Gov’t Securities VP
%	PIMCO VIT StocksPLUS Growth & Income-Adm	%	Van Kampen UIF Core+Fixed Income-Cl 1
%	Premier VIT OpCap Managed Portfolio	%	Van Kampen UIF High Yield-Cl 1
%	Premier VIT OpCap Small Cap Portfolio	%	Van Kampen UIF International Magnum-Cl 1
%	TA Asset Allocation - Conservative VP	%	Fixed Account
%	TA Asset Allocation - Growth VP	100%	Total

2 Telephone Access Privilege

This option allows you or your registered representative to authorize certain transactions (within limits) under the policy by telephone. These transactions include transfers, allocation changes and policy loan requests (within limits). Additional information is included in the Acknowledgements and Signatures section. You will automatically have this privilege unless you check the following box:

☒  I (we) do not want the telephone access privilege.

APE 1-102	Rev 05/08	Page 1

3 Acknowledgements and Signatures:

I (we) acknowledge receipt of the current prospectuses that describe the variable universal life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I (we) have reviewed the prospectuses and believe that the variable universal life insurance policy is consistent with my (our) insurance needs, investment objectives and investment risk tolerance. I (we) understand that any death benefit in excess of the face amount and any policy value of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account and interest earnings of the fixed account. The portion of the policy value in the fixed account will earn interest at a rate set by the Company. This rate will not be less than the guaranteed minimum interest rate for the plan issued. There is no guaranteed minimum policy value or net cash values. The policy value and net cash values may decrease to the point where the policy will lapse without further value, unless additional premium payments are made. I (we) agree that, no registered representative or broker is authorized to amend, alter or modify the terms of this application supplement. I (we) agree that, unless I (we) did not accept the telephone access privilege, I (we) understand that the Company is authorized to honor telephone request by me (us) or by my (our) registered representative to make certain transactions under the policy. I (we) also understand that partial surrenders or a full surrender of the policy cannot be made by telephone. This Application Supplement is a part of the application for the policy. All conditions under the application apply to this Application Supplement.

Signed at (city state):		On (date):

X		X
	Signature of Proposed Insured		Signature of Additional Proposed Insured

X		X
	Signature of Owner (if other than Proposed Insured)		If owner is a corporation, an authorized officer, other than the proposed insured must sign as owner, give corporate title and full name of corporation

( )		( )
Daytime Phone Number		Daytime Phone Number

E-mail address		E-mail address

X		X
	Witness to all Signatures		Countersigned (Licensed Resident agent, if required)

APE 1-102	REV 05/08 Page 2

(NOT PART OF APPLICATION OR APPLICATION SUPPLEMENT)

REGISTERED REPRESENTATIVE INFORMATION

Indicate City/County as required in AL, GA, KY, LA:

What is the purpose for this insurance?

How long have you known the Proposed Insured(s)?	|
	(Proposed Insured)	(Additional Proposed Insured)

Proposed Insured is:	☐ Single	☐ Married	☐ Divorced	☐ Widowed
Additional Proposed Insured is:	☐ Single	☐ Married	☐ Divorced	☐ Widowed

☐ Yes	☐ No	Is this insurance in the category for which commission payment may be restricted under the laws of your State?
☐ Yes	☐ No	If yes, are you qualified to receive commissions?
☐ Yes	☐ No	To the best of your knowledge, could replacement be involved?

Based on information furnished by the proposed insured(s) or owner(s), I certify that I have reasonable grounds to believe that the purchase of the policy applied for is suitable. I further certify that the prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.

X
Signature of Registered Representative	Date

Print Name of Registered Representative	Registered Representative Number	Share %

X
Signature of Second Registered Representative (if applicable	Date

Print Name of Second Registered Representative (if applicable)	Registered Representative Number	Share %

( )	( )
Daytime Phone Number	Fax Number

Business E-mail address

Broker/Dealer Affiliation	General Agency Affiliation (if any)	GA Code

Address	Address

Underwriting Requirements (check one)

☐	The initial underwriting requirements have been ordered, including scheduling the paramedical examination.
☐	I request that the Underwriting Department manage the gathering of the initial underwriting requirements.
☐	Other (please provide detailed information)

X
	Signature of Registered Principal	Date Approved as to Suitability